AMENDMENT NO. 1
                                       TO
                               ALLTEL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

    This Amendment No. 1 to ALLTEL Corporation Executive Deferred Compensation Plan, (the Plan ), is effective as of January 29, 1998.

         1. Article V is amended by adding at the end thereof a new section to provide as follows:

              8. Payment of Certain Accounts. Notwithstanding any Prior Plan Provisions or any other provision herein to the contrary (including the immediately preceding Section 7), in accordance with such procedures as the CEO or his designate shall in his sole discretion establish or approve, a person identified in Schedule 1 to the Plan (a "Schedule 1 Participant") shall be paid by the Company the "Payment Amount" set forth with respect to the Schedule 1 Participant on Schedule 1 (less applicable withholding) on or about
         February 28, 1998 in lieu of all other amounts that would otherwise be paid in accordance with the Plan to the Schedule 1 Participant after December 31, 1997 attributable to deferral elections of the
         Schedule 1 Participant made prior to January 1, 1998, subject, however, to the consent of the Schedule 1 Participant.

         2. Schedule 1 in the form immediately following these resolutions is added to the Plan following Exhibit C.


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